Exhibit 99.2

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan (937) 445-2078 john.hourigan@ncr.com	Gregg Swearingen (937) 445-4700 gregg.swearingen@ncr.com

For Release on August 1, 2005

NCR Names Bill Nuti President and CEO

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that its board of directors has named William (Bill) Nuti to the posts of president and chief executive officer (CEO) of NCR, and elected him to the board of directors. The appointment takes effect on Aug. 8, 2005.

Nuti has served since December 2003 as president and CEO of Symbol Technologies, where he successfully strengthened the company’s product portfolio and positioned the company as a leading supplier in the emerging radio frequency identification, or RFID, industry. After a highly successful 10-year stint at Cisco Systems, Nuti joined Symbol in August 2002 as president and chief operating officer where he led a challenging turnaround. Under his leadership, in 2003 Symbol returned to profitability for the first time in five years, and from 2002 to 2004 increased its revenues by 24 percent.

In appointing Nuti, NCR’s Chairman and interim CEO James (Jim) Ringler, who will continue with the company as chairman, stated, “Bill is an experienced and results-driven executive with strong global technology experience, particularly in areas of interest to our company. After considering carefully a number of outstanding candidates, Bill’s proven ability to lead complex organizations, and his track record of building high-performance teams and growing revenue truly stood out. Our board unanimously agreed that he is the perfect fit, and we are delighted to have him join NCR.”

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Nuti said, “I see a lot of opportunity at NCR to take a very healthy company with a strong brand and superb technology and build it into an even greater business. It’s an exciting time for the company and I’m looking forward to working with the team to take NCR to an even higher level of performance.”

Nuti departed Cisco in 2002 as senior vice president responsible for both the company’s Worldwide Service Provider business and the U.S. Theater Operations. In this dual role, he led Cisco’s field operations, systems engineering, professional services, marketing and U.S. sales divisions. He also served as president of Europe, Middle East and Africa (EMEA) operations and more than doubled Cisco’s revenue in the region during his tenure. Prior to his EMEA assignment, Nuti led the expansion of Cisco’s business operations in the Asia/Pacific region and increased revenue several-fold in a two-year period.

Nuti’s career also includes sales and management positions at IBM, Network Equipment Technologies and Netrix Corporation.

On Tuesday, Aug. 2 at 10:00 a.m. (ET), NCR will host a conference call with Jim Ringler and Bill Nuti to discuss the appointment. Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology™ solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,300 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the impact of recent terrorist activity on the economy or the markets in general or on the ability of NCR to meet its commitments to customers, the ability of NCR’s suppliers to meet their commitments to NCR or the timing of purchases by NCR’s customers; the timely development, production or acquisition and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product cycles and rapidly changing technologies; turnover of workforce and the ability to attract and retain skilled employees; tax rates; ability to execute the company’s business plan; general economic and business conditions; and other factors detailed from time to time in the company’s Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.